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                                                                     EXHIBIT 4.8

                         STRONG RIVER INVESTMENTS, INC.
                   C/O GONZALEZ-RUIZ & ALEMAN (BVI) LIMITED
                        WICKHAMS CAY I, VANTERPOOL PLAZA
                                  P.O. BOX 873
                           ROAD TOWN, TORTOLLA. B.V.I.


                            MONTROSE INVESTMENTS LTD.
                          300 CRESCENT COURT, SUITE 700
                                DALLAS, TX 75201


                                                                   April 6, 2000

NeoTherapeutics, Inc.
157 Technology Drive
Irvine, CA 92618
Attention: President

      Re:   NeoTherapeutics, Inc.  (the "Company").

Gentlemen:

            Reference is made to the Convertible Debenture Purchase Agreement (the "Purchase Agreement"), of even date hereof, between the Company and the undersigned (the "Purchasers"), pursuant to which the Company will issue and sell to the Purchasers: (i) an aggregate principal amount of $10,000,000 of the Company's 5% Convertible Debentures, due April 6, 2005 (the "Initial Debentures"), (ii) Common Stock purchase warrants, each in the form of Exhibit D to the Purchase Agreement, pursuant to which the holder thereof shall have the right, under certain circumstances described therein, to acquire shares of Common Stock upon the terms set forth therein (the "Initial Warrants") and (iii) certain additional Common Stock purchase warrants, each in the form of Exhibit E to the Purchase Agreement (the "Class B Warrants"), for an aggregate purchase price of $10,000,000. Capitalized terms used and not otherwise defined in this letter that are defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement. The Initial Warrants and the Initial Debentures are sometimes collectively referred to herein as the "Initial Securities."

            The Purchasers shall, severally and not jointly, commit, subject to and upon the terms and conditions hereof, to purchase from the Company, and the Company shall sell to the Purchasers (A) on the First Additional Closing Date (as defined herein): (i) up to $10,000,000 principal amount of the Company's 5% Convertible Debentures, due five years from the date of

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their issuance (the "First Additional Debentures"), and (ii) additional Initial
Warrants pursuant to which the holders thereof shall have the right at any time and from time to time thereafter through the fifth anniversary of the First Additional Closing (as defined herein) to acquire an aggregate of up to 115,000 shares of Common Stock (the "First Additional Warrants" and together with the First Additional Debentures, the "First Additional Securities"), for an aggregate purchase price of up to 10% of the market capitalization of the Common Stock on the First Additional Closing Date, not to exceed $10,000,000 (the "First Additional Purchase Price"), provided, that each Purchaser's portion of the First Additional Purchase Price (and the First Additional Securities issuable therefor) shall be reduced by the sum of (I) the aggregate amount of the Exercise Prices (as defined in the Class B Warrants) paid by such Purchaser pursuant to exercises of the Class B Warrant issued to it, on or prior to the First Additional Closing Date and (II) the maximum aggregate amount of Exercise Prices that could have been payable upon exercise of the portion, if any, of the Class B Warrant issued to such Purchaser that is redeemed by the Company on or prior to the First Additional Closing Date (the "Cash Amount") and (B) on the Second Additional Closing Date (as defined herein): (i) up to $10,000,000 principal amount of the Company's 5% Convertible Debentures, due five years from the date of their issuance (the "Second Additional Debentures" and together with the First Additional Debentures, the "Additional Debentures"), and (ii) additional Initial Warrants pursuant to which the holders thereof shall have the right at any time and from time to time thereafter through the fifth anniversary of the Second Additional Closing (as defined herein) to acquire an aggregate of up to 115,000 shares of Common Stock (the "Second Additional Warrants" and together with the First Additional Warrants, the "Additional Warrants") (the Second Additional Debentures and the Second Additional Warrants are collectively, the "Second Additional Securities"), for an aggregate purchase price of up to 10% of the market capitalization of the Common Stock on the Second Additional Closing Date, not to exceed $10,000,000 (the "Second Additional Purchase Price"), provided, that each Purchaser's portion of the Second Additional Purchase Price (and the Second Additional Securities issuable therefor) shall be reduced by the sum of (I) the aggregate amount of the Exercise Prices paid by such Purchaser pursuant to exercises of the Class B Warrant issued to it, during the period between the First Additional Closing Date and the Second Additional Closing Date, (II) the maximum aggregate amount of Exercise Prices that could have been payable upon exercise of the portion, if any, of the Class B Warrant issued to such Purchaser that is redeemed by the Company during the period between the First Additional Closing Date and the Second Additional Closing Date and (C) if the Cash Amount exceeds $10,000,000, the difference between the Cash Amount and $10,000,000.

            The commitment of the Purchasers set forth in this letter is subject to the terms, conditions and qualifications set forth below:

            1. Form of Additional Debentures. The Additional Debentures shall be identical to the Initial Debentures, mutatis mutandis, except that the Initial Conversion Price (as defined in the Initial Debentures) applicable to (i) the First Additional Debentures, shall be equal to 120% of the Per Share Market Value on the First Additional Closing Date and (ii) the Second Additional

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Debentures, shall be equal to 120% of the Per Share Market Value on the Second
Additional Closing Date.

            2. Form of Additional Warrants. The Additional Warrants shall be identical to the Initial Warrants, except that Section 3(d) shall be deleted and the Exercise Price (as defined in the Initial Warrants) applicable to (i) the First Additional Warrants, shall be equal to 125% of the average of the Per Share Market Value for the five (5) Trading Days immediately preceding the First Additional Closing Date and (ii) the Second Additional Warrants, shall be equal to 125% of the average of the Per Share Market Value for the five (5) Trading Days immediately preceding the Second Additional Closing Date.

            3. First Additional Documentation. In order to effectuate a purchase and sale of the First Additional Securities, prior to their issuance, the Company and the Purchasers shall enter into the following agreements: (a) a securities purchase agreement identical to the Purchase Agreement, mutatis mutandis (provided, that Section 3.9 relating to rights of first refusal and registration lock-up shall be deleted) and shall include updated Schedules (the "First Additional Purchase Agreement") and (b) a registration rights agreement identical to the Registration Rights Agreement, mutatis mutandis and shall include updated Schedules (the "First Additional Registration Rights Agreement", and together with the First Additional Purchase Agreement and the First Additional Warrants, collectively the "First Additional Transaction Documents"). The Purchasers shall prepare the First Additional Transaction Documents.

            4. Second Additional Documentation. In order to effectuate a purchase and sale of the Second Additional Securities, prior to their issuance, the Company and the Purchasers shall enter into the following agreements: (a) a securities purchase agreement identical to the Purchase Agreement, mutatis mutandis (provided, that the Threshold Date (as defined in the Purchase Agreement) shall equal the date the registration statement filed pursuant to the Second Additional Registration Rights Agreement (as defined herein) is declared effective by the Commission) and shall include updated Schedules (the "Second Additional Purchase Agreement") and (b) a registration rights agreement identical to the Registration Rights Agreement, mutatis mutandis and shall include updated Schedules (the "Second Additional Registration Rights Agreement", and together with the Second Additional Purchase Agreement and the Second Additional Warrants, collectively the "Second Additional Transaction Documents"). The Purchasers shall prepare the Second Additional Transaction Documents.

            5. The First Additional Closing. (i) The Purchasers and the Company shall each have the right to deliver a written notice to the other (the "First Additional Financing Notice") requiring such other party to either sell or buy (severally and not jointly), as the case may be, the First Additional Securities for the First Additional Purchase Price. Notwithstanding anything herein to the contrary, upon the delivery of a First Additional Financing Notice by a Purchaser to the Company: (x) the Conversion Price (as defined in the Initial Debentures) applicable to the First Additional Debentures to be sold to such Purchaser, shall be equal to $20.00 and (y) if the Class B Warrants shall be canceled pursuant to Section 2(f) of the Registration Rights Agreement, then


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such Purchaser's portion of the aggregate First Additional Purchase Price (and the First Additional Securities issuable therefor) shall not exceed $2,500,000. The First Additional Financing Notice may be delivered by (i) a Purchaser, between 2:30 p.m. (New York City time) on September 3, 2000 and 4:30 p.m. (New York City time) on September 4, 2000 and (ii) the Company, between 4:30 p.m. (New York City time) on September 4, 2000 and 4:30 p.m. (New York City time) on September 13, 2000, or as otherwise agreed to by the parties hereto. At the First Additional Closing each Purchaser shall (subject to the terms and conditions herein) purchase such portion of the First Additional Securities as equals such Purchaser's pro-rata portion of the Initial Securities issued and sold at the Closing. The closing of the purchase and sale of the First Additional Securities (the "First Additional Closing") shall take place at the offices of Robinson Silverman,1290 Avenue of the Americas, New York, New York 10104, on the fifth (5th) Business Day after the First Additional Financing Notice is received by the Purchasers or the Company, as the case may be, or on such other date as otherwise agreed to by the parties hereto, provided, that in no case shall the First Additional Closing take place unless and until all of the conditions listed in Section 7 of this letter shall have been satisfied by the Company or waived by the Purchasers. The date of the First Additional Closing is hereinafter referred to as the "First Additional Closing Date." Notwithstanding anything to the contrary contained in this letter, each Purchaser may, prior to the First Additional Closing Date, designate an Affiliate thereof to acquire all or any portion of the First Additional Securities.

            (ii) At the First Additional Closing, the parties shall deliver or shall cause to be delivered the following: (a) the Company shall deliver to (x) each Purchaser or its designated Affiliate: (1) the First Additional Debentures in the aggregate principal amount equal to portion of the First Additional Purchase Price paid by such Purchaser, registered in the name of such Purchaser or its designated Affiliate, (2) a First Additional Warrant registered in the name of such Purchaser or its designated Affiliate, entitling the holder thereof to purchase such portion of the aggregate shares of Common Stock underlying the First Additional Warrants as equals such Purchaser's pro-rata portion of the aggregate First Additional Purchase Price paid, (3) a legal opinion in form and substance acceptable to the Purchasers and (4) executed First Additional Transaction Documents and the Transfer Agent Instructions relating to the First Additional Securities, and (y) Robinson Silverman, up to $25,000 for the legal fees and expenses incurred by the Purchasers to prepare the First Additional Transaction Documents, which amount shall be deducted by the Purchasers from the First Additional Purchase Price and shall be paid directly to Robinson Silverman and (b) each Purchaser shall deliver to the Company (1) its pro rata portion of the First Additional Purchase Price, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the First Additional Closing Date and (2) the executed First Additional Transaction Documents.

            6. The Second Additional Closing. (i) The Purchasers and the Company shall each have the right to deliver a written notice to the other (the "Second Additional Financing Notice") requiring such other party to either sell or buy (severally and not jointly), as the case may be, the Second Additional Securities for the Second Additional Purchase Price. Notwithstanding anything herein to the contrary, upon the delivery of a Second Additional Financing Notice by a Purchaser to the Company: (x) the Conversion Price applicable to the Second Additional Debentures to be sold to such Purchaser, shall be equal to $20.00 and (y) if the Class B Warrants shall be canceled pursuant to Section 2(f) of the Registration Rights Agreement, then such Purchaser's portion of

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the aggregate Second Additional Purchase Price (and the Second Additional
Securities issuable therefor) shall not exceed $2,500,000. The Second Additional Financing Notice may be delivered by (i) a Purchaser, between 4:30 p.m. (New York City time) on January 31, 2001 and 4:30 p.m. (New York City time) on February 1, 2001 and (ii) the Company, between 4:30 p.m. (New York City time) on February 1, 2001 and 4:30 p.m. (New York City time) on February 9, 2001, or as otherwise agreed to by the parties hereto. At the Second Additional Closing (as defined herein) each Purchaser shall (subject to the terms and conditions herein) purchase such portion of the Second Additional Securities as equals such Purchaser's pro-rata portion of the Initial Securities issued and sold at the Closing. The closing of the purchase and sale of the Second Additional Securities (the "Second Additional Closing") shall take place at the offices of Robinson Silverman,1290 Avenue of the Americas, New York, New York 10104, on the fifth (5th) Business Day after the Second Additional Financing Notice is received by the Purchasers or the Company, as the case may be, or on such other date as otherwise agreed to by the parties hereto, provided, that in no case shall the Second Additional Closing take place unless and until all of the conditions listed in Section 8 of this letter shall have been satisfied by the Company or waived by the Purchasers. The date of the Second Additional Closing is hereinafter referred to as the "Second Additional Closing Date." Notwithstanding anything to the contrary contained in this letter, each Purchaser may, prior to the Second Additional Closing Date, designate an Affiliate thereof to acquire all or any portion of the Second Additional Securities.

            (ii) At the Second Additional Closing, the parties shall deliver or shall cause to be delivered the following: (a) the Company shall deliver to (x) each Purchaser or its designated Affiliate: (1) the Second Additional Debentures in the aggregate principal amount equal to portion of the Second Additional Purchase Price paid by such Purchaser, registered in the name of such Purchaser or its designated Affiliate, (2) a Second Additional Warrant registered in the name of such Purchaser or its designated Affiliate, entitling the holder thereof to purchase such portion of the aggregate shares of Common Stock underlying the Second Additional Warrants as equals such Purchaser's pro-rata portion of the aggregate Second Additional Purchase Price paid, (3) a legal opinion in form and substance acceptable to the Purchasers and (4) executed Second Additional Transaction Documents and the Transfer Agent Instructions relating to the Second Additional Securities, and (y) Robinson Silverman, up to $25,000 for the legal fees and expenses incurred by the Purchasers to prepare the Second Additional Transaction Documents, which amount shall be deducted by the Purchasers from the Second Additional Purchase Price and shall be paid directly to Robinson Silverman and (b) each Purchaser shall deliver to the Company (1) its pro rata portion of the Second Additional Purchase Price, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Second Additional Closing Date and
(2) the executed Second Additional Transaction Documents.

            7. Conditions precedent to the First Additional Closing. Notwithstanding anything to the contrary contained in this letter, the commitment of a Purchaser to purchase acquire the First Additional Securities is subject to the satisfaction or waiver by the Purchasers of each of the following conditions:

            a. Closing of Initial Securities.  The Closing shall have occurred;

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            b. Accuracy of the Company's Representations and Warranties. The
representations and warranties of the Company contained in the Purchase Agreement shall be true and correct as of the date when made and as of the First Additional Closing Date as though made on and as of the First Additional Closing Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date);

            c. Performance by the Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company between the Closing Date and the First Additional Closing Date and no Event (as defined in the Registration Rights Agreement ) shall have occurred which has not been cured to the satisfaction of the Purchasers;

            d. Underlying Shares Registration Statement. The Underlying Shares Registration Statement shall have been declared effective under the Securities Act by the Commission for a period equal to no less than one month preceding the First Additional Closing Date and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to the First Additional Closing Date, for more than five consecutive Trading Days or an aggregate of ten Trading Days (which need not be consecutive Trading Days);

            e. No Injunction. Since the Closing Date, no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, amended, modified or endorsed by any court of governmental authority of competent jurisdiction or governmental authority, stock market or trading facility which prohibits the consummation of any of the transactions contemplated by the First Additional Transaction Documents or makes impracticable the transactions contemplated thereby;

            f. Adverse Changes. Since the Closing Date, no event or series of events which reasonably would be expected to have or result in a Material Adverse Effect shall have occurred;

            g. No Suspensions of Trading in Common Stock. Since the Closing Date, the trading in the Common Stock shall not have been suspended by the Commission or on the NASDAQ for more than five consecutive Trading Days or an aggregate of ten Trading Days (which need not be consecutive Trading Days);

            h. Listing of Common Stock. On the First Additional Closing Date, the Common Stock shall be traded on the NASDAQ and, since the Closing Date, the Common Stock shall not have been delisted therefrom for more than five consecutive Trading Days or an aggregate of ten Trading Days (which need not be consecutive Trading Days);

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            i. Shares of Common Stock. The Company shall have duly reserved the number of shares of Common Stock as required by the First Additional Transaction Documents to be reserved for issuance upon exercise of the First Additional Warrants and conversion of the First Additional Debentures;

            j. Performance of Exercise and Conversion Obligations. The Company shall have timely complied with its exercise, conversion and delivery requirements under the Initial Warrants and Initial Debentures;

            k. Shareholder Approval. The Company shall have obtained the approval of its shareholders to issue in excess of 20% of its Common Stock at a price which is lower than the greater of the book or market value of the Common Stock in connection with the Closing, the First Additional Closing and the Second Additional Closing, as required under the rules of the Nasdaq Stock Market or such other exchange or trading facility or which the Common Stock is the traded or listed for trading; and

            l. Deliveries pursuant to First Additional Transaction Documents. At the First Additional Closing, the Company shall deliver the First Additional Securities and executed First Additional Transaction Documents and Transfer Agent Instructions relating to the First Additional Securities in the forms contemplated by this letter.

            8. Conditions precedent to the Second Additional Closing. Notwithstanding anything to the contrary contained in this letter, the commitment of a Purchaser to purchase acquire the Second Additional Securities is subject to the satisfaction or waiver by the Purchasers of each of the following conditions:

            a. Closing of Initial Securities.  The Closing shall have occurred;

            b. Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained in the Purchase Agreement shall be true and correct as of the date when made and as of the Second Additional Closing Date as though made on and as of the Second Additional Closing Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date);

            c. Performance by the Company. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents and the First Additional Transaction Documents to be performed, satisfied or complied with by the Company between the Closing Date and the Second Additional Closing Date and no Event shall have occurred which has not been cured to the satisfaction of the Purchasers;

            d. Second Underlying Shares Registration Statement. The registration statement filed pursuant to the First Additional Registration Rights Agreement shall have been

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declared effective under the Securities Act by the Commission for a period equal to no less than one month preceding the Second Additional Closing Date and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to the Second Additional Closing Date for more than five consecutive Trading
Days or an aggregate of ten Trading Days (which need not be consecutive Trading
Days);

            e. No Injunction. Since the Closing Date, no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, amended, modified or endorsed by any court of governmental authority of competent jurisdiction or governmental authority, stock market or trading facility which prohibits the consummation of any of the transactions contemplated by the Second Additional Transaction Documents or makes impracticable the transactions contemplated thereby;

            f. Adverse Changes. Since the Closing Date, no event or series of events which, in the sole opinion of the Purchasers, could have or result in a Material Adverse Effect shall have occurred;

            g. No Suspensions of Trading in Common Stock. Since the Closing Date, the trading in the Common Stock shall not have been suspended by the Commission or on the NASDAQ for more than five consecutive Trading Days or an aggregate of ten Trading Days (which need not be consecutive Trading Days);

            h. Listing of Common Stock. On the Second Additional Closing Date, the Common Stock shall be traded on the NASDAQ and, since the Closing Date, the Common Stock shall not have been delisted therefrom for more than five consecutive Trading Days or an aggregate of ten Trading Days (which need not be consecutive Trading Days);

            i. Shares of Common Stock. The Company shall have duly reserved the number of shares of Common Stock as required by the Second Additional Transaction Documents to be reserved for issuance upon exercise of the Second Additional Warrants and conversion of the Second Additional Debentures;

            j. Performance of Conversion and Exercise Obligations. The Company shall have timely complied with its exercise, conversion and delivery requirements under the First Additional Warrants and the First Additional Debentures; and

            k. Deliveries pursuant to Second Additional Transaction Documents. At the Second Additional Closing, the Company shall deliver the Second Additional Securities and executed Second Additional Transaction Documents and Transfer Agent Instructions relating to the Second Additional Securities in the forms contemplated by this letter.

            9. Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser

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hereunder, and neither Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this letter or out of the either the First Additional Transaction Documents or the Second Additional Transaction Documents, if any, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

            10. Governing Law. This letter shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

            11. Execution. This letter may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

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            Please indicate your agreement with the foregoing by executing a countersigned copy of this letter and returning the same to our attention, whereupon effective immediately thereafter this letter shall become a legally valid and binding agreement between the Purchasers and the Company.


            We look forward to our continuing relationship.

            Sincerely,

            Strong River Investments, Inc.


             By:  /s/ Kenneth L. Henderson
                  --------------------------------
                  Name:  Kenneth L. Henderson
                  Title: Attorney-in-fact

            Montrose Investments Ltd.


             By:  /s/ Harlan B. Korenvaes
                  --------------------------------
                  Name:  Harlan B. Korenvaes
                  Title: Authorized Signatory



Agreed and accepted
April 6, 2000

NeoTherapeutics, Inc.


By:   /s/ Samuel Gulko
      Name:  Samuel Gulko
      Title: Chief Financial Officer

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